UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

MISTER GOODY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54517	27-5414480
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14762 Wildflower Lane Boynton Beach, Florida		33446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-396-0554

Not Applicable

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 15, 2013, the partially owned subsidiary of the registrant entered into a Co-Pack Agreement with Natural Food Works, LLC (“NFW”) whereby NWF was retained to produce and package its fruit and vegetable snack. Pursuant to the agreement, NWF will receive all direct and indirect costs incurred plus a varying amount of margin, as compensation for its services. The foregoing description of the terms and conditions of the agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On September 11, 2013, the registrant entered into a Professional Relations and Consulting Agreement with Acorn Management Partners, L.L.C. (the “Agreement”) whereby Acorn was retained to provide the registrant with financial advisory, strategic business planning, and professional relations services. On October 15, 2013, the registrant cancelled the Agreement for non-performance. The letter of cancellation is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Co-Pack Agreement

10.2

Letter of Cancellation

10.3

Acorn Management Partners, L.L.C. Agreement dated September 11, 2013 (incorporated by reference to the registrant’s Form 8-K filed on September 12, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2013

MISTER GOODY, INC.

By:	/s/ Joel Arberman
Joel Arberman
Chief Executive Officer